UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
September 9, 2008
UNITED BANCORPORATION OF ALABAMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25917	63-0833573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Drawer 8
Atmore, Alabama	36504
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(251) 446-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 9, 2008, the members of the Board of Directors of United Bancorporation of Alabama, Inc. (the “Company”) elected Richard K. Maxwell to fill an existing vacancy on the Board of Directors of the Company. Mr. Maxwell is the owner of Maxwell Construction Company and is currently a member of the Board of Directors of United Bank, the Company’s wholly-owned subsidiary (the “Bank”). Mr. Maxwell will serve on the Audit Committee of the Board of Directors of the Company.
     Directors of the Company are paid a quarterly fee of $1,000. There are no arrangements or understandings between Mr. Maxwell and any other persons pursuant to which he was elected as a director. There are no transactions between Mr. Maxwell and the Company or the Bank that would require disclosure pursuant to Item 404(a) of Regulation S-K.
     The Bank has made loans to Mr. Maxwell and businesses controlled by Mr. Maxwell; however, all such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and when made did not involve more than the normal risk of collectibility or present other unfavorable features.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCORPORATION OF ALABAMA, INC.
Date: September 12, 2008	By:	/s/ Robert R. Jones, III
Robert R. Jones, III
President & CEO

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